Exhibit 99.2

Teligent, Inc. Announces Agreements to Exchange Approximately $65 million of its 3.75% Senior Convertible Notes Due 2019 for 4.75% Senior Convertible Notes Due 2023

Buena, NJ – April 27, 2018 – Teligent, Inc. (NASDAQ: TLGT; “Teligent”) announced today that it has entered into separate, privately negotiated exchange agreements with certain holders of Teligent’s 3.75% Senior Convertible Notes due 2019 (the “2019 Notes”). Pursuant to the exchange agreements, the holders of the 2019 Notes agreed to exchange an aggregate principal amount of approximately $65 million of the 2019 Notes held by them (the “Exchange Transactions”) in exchange for an estimated $65 million in aggregate principal amount of Teligent’s 4.75% Senior Convertible Notes due May 1, 2023 (the “2023 Notes”). The 2023 Notes will be convertible at an initial conversion rate of 224.7191 shares per $1,000 principal amount of the 2023 Notes, subject to adjustment upon the occurrence of certain events.

Teligent anticipates that the Exchange Transactions will be completed on or about May 1, 2018. Upon completion of the Exchange Transactions, the aggregate principal amount of the 2019 Notes outstanding is anticipated to be approximately $78 million.

“Today’s privately negotiated exchange marks an important step as we execute our financial strategy for Teligent,” commented Jason Grenfell-Gardner, Teligent’s President and CEO. “This is a key part of our business plan as we continue to build the future of Teligent.”

The 2023 Notes and any common stock issuable upon conversion of the 2023 Notes have not been registered under the Securities Act, applicable state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. Teligent does not intend to file a registration statement for the resale of the 2023 Notes or any common stock issuable upon conversion of the 2023 Notes. This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

About Teligent, Inc.

Teligent is a specialty generic pharmaceutical company. Teligent’s mission is to be a leading player in the specialty generic prescription drug market. Under its own label, Teligent currently markets and sells generic topical and branded generic and generic injectable pharmaceutical products in the United States and Canada.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, including statements about the offering and the anticipated use of the proceeds from the offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, market and other conditions and the impact of general economic, industry or political conditions in the United States or internationally. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Additional risks and uncertainties relating to the offering, Teligent and its business can be found under the heading “Risk Factors” in the filings that it periodically makes with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Teligent’s views as of the date of this press release. Teligent anticipates that subsequent events and developments will cause its views to change. However, while Teligent may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing its views as of any date subsequent to the date of this press release.

CONTACT:

Damian Finio

Chief Financial Officer

Teligent, Inc.

(856) 697-4379

investorrelations@teligent.com

www.teligent.com